SECURITY AGREEMENT


    THIS SECURITY AGREEMENT (the "Agreement") is made as of the 26th day of June, 1996, between Bioject Inc. an Oregon corporation (the "Company"), and Schering Aktiengesellschaft, a corporation organized under the laws of Germany (the "Secured Party").

                                 RECITALS

    A. Prior to the date of this Agreement, Secured Party's affiliate Berlex Laboratories, Inc. made a loan to the Company in the amount of $450,000. That loan was evidenced by a Secured Promissory Note dated April 22, 1996 (the "Berlex Note") and was secured in accordance with a Security Agreement dated April 22, 1996 (the "Berlex Security Agreement").

    B. Secured Party has purchased the Berlex Note and has agreed to make additional advances to the Company as provided in Section 3.13 of a Supply Agreement between the Company and the Secured Party dated the same date as this Agreement (the "Supply Agreement"). All sums due under the Berlex Note are now reflected in the Supply Agreement, and the Berlex Note is cancelled and the Berlex Security Agreement is terminated upon the execution of this Agreement; and

    C. The Company has agreed to grant to Secured Party a security interest in certain assets of the Company as security for the prompt payment by the Company of its obligations to repay sums borrowed under Section 3.13 of the Supply Agreement as it may be modified or amended from time to time (the "Obligations").

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

    1. Security Interest. Pursuant to the provisions of the Oregon Uniform Commerce Code (the "Code"), the Company hereby grants to Secured Party a security interest in the following (the "Collateral"):

         1.1 The deposit account, which will contain only the proceeds of the Berlex Note and the additional amounts loaned to the Company pursuant to
Section 3.13 of the Supply Agreement until such time as the Equipment (as defined in Section 1.2) is purchased, plus interest earned on that deposit account (the "Deposit Account").

         1.2 All of the Company's right, title and interest in and to any and all tooling and equipment purchased by the Company in connection with the Supply Agreement with sums from the Deposit Account, including but not limited to, syringe molds, tooling and molds for autoinjectors, and equipment to automate the manufacture of syringes.

         1.3 Any and all proceeds whether receivable or received from or upon the sale, lease, license, use, exchange or other disposition, whether voluntary or involuntary, of any Equipment, including "proceeds" as defined in
Section 9-306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Equipment, and any and all other amounts from time to time paid or payable under or in connection with any of the Equipment. Proceeds pursuant to this Agreement include (i) whatever is now or subsequently received by the Company upon the sale, exchange, collection or other disposition at anytime of Equipment, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities, credits, documents, letters of credit, chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, contract rights, goods or equipment, and (ii) any such items which are now or subsequently acquired by the Company with any proceeds of Collateral.

    2. Performance Secured. The security interest granted hereby secures the prompt payment of the Obligations.

    3. Covenants of the Company. The Company covenants and agrees, unless compliance is waived in writing by Secured Party, that:

         3.1 Maintenance of Collateral. The Company will properly maintain and care for the Collateral.

         3.2 Sale of Collateral. The Company will not sell, transfer, trade or otherwise dispose of all or substantially all of the Collateral, except with the consent of Secured Party or as expressly contemplated in Section 1.2.

         3.3 Change in Company. The Company will notify Secured Party in writing of any proposed or actual change of the Company's name, identity or corporate structure.

         3.4 Payment of Taxes. The Company will pay prior to delinquency all taxes, liens and assessments which are levied or assessed against the Collateral.

         3.5 Perfection Filing. The Company will file the Form UCC-1 Financing Statement (the "UCC-1") in the form mutually agreed upon with the Office of the Oregon Secretary of State within five (5) business days after the date of this Agreement.

    4. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

         4.1 Payment of Notes. The Company fails to make any payment of principal or interest when required with respect to the Obligations.

         4.2  Bankruptcy, Insolvency, etc. Commenced by the Company.  If the
Company:

         (a) shall commence any proceeding or any other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

         (b) shall admit its inability to pay its debts as they mature in any petition or pleading in connection with any such proceeding;

         (c) shall apply for, or consent to or acquiesce in, an appointment of a receiver, conservator, trustee or similar officer of it or for all or substantially all of its assets and properties; or

         (d)  shall make a general assignment for the benefit of creditors.

         4.3 Bankruptcy, Insolvency, etc. Commenced Against the Company. If any proceedings are commenced or any other action is taken against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, conservator, trustee or similar person for the Company or for all or substantially all of its assets and properties is appointed; and in each such case, such event continues for ninety (90) days undismissed, unbonded and undischarged.

    5. Secured Party's Remedies after Default. Upon the occurrence of an Event of Default, Secured Party may, after delivering written notice of such Event of Default to the Company, do any one or more of the following:

         5.1 Accelerate Obligations. Declare the outstanding principal balance of the Obligations, together with the accrued but unpaid interest thereon, immediately due and payable.

         5.2 Actions Against the Company. Proceed against the Company with or without proceeding against the Collateral secured hereby.

         5.3 Actions Against the Collateral. Exercise all of the rights and remedies provided to Secured Party by this Agreement, by the Code as then in effect, or any other applicable law.

    6.   General Provisions.

         6.1 Construction. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Oregon. All terms not defined herein are used as set forth in the Code.

         6.2 Entire Agreement. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

         6.3 Notices. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if personally delivered or delivered by facsimile or (ii) on the third business day following the date deposited with a reputable overnight courier, to the party at the following address or at such other address as shall be given in writing by either party to the other party:

    Secured Party:      Schering Aktiengesellschaft
                        Mullerstrasse 170-178
                        13353 Berlin, Germany

    The Company:        Bioject Inc.
                        7620 S.W. Bridgeport Road
                        Portland, Oregon 97224
                        Attention:  Chairman

         6.4 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

         6.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.6 Further Assurances. Each party hereto will execute, acknowledge, and deliver any further assurances, documents and instruments reasonably requested by the other party hereto for the purpose of creating and perfecting Secured Party's security interest in the Collateral hereunder, including (without limitation) any financing statement, amended financing statement, continuation statement, or other instrument permitted or required by the Code or other applicable law.

         6.7 Cooperation. The Company and Secured Party each agrees from time to time to execute and deliver, or cause to be executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or appropriate to carry out more effectively the provisions of this Agreement.

         6.8 Amendments and Waiver. The rights of Secured Party hereunder and under any financing statement, amended financing statement, continuation statement, or other document or instrument creating or perfecting the Secured Party's security interest in the Collateral may be amended or waived at any time by the written consent of the Secured Party and the Company.

         6.9 Termination. Upon payment in full of the Obligations, the security interest provided under this Agreement shall automatically terminate and shall be deemed null and void. Secured Party agrees to execute all appropriate instruments or other documentation (including one or more UCC-3 Termination Statements) to evidence the termination of such security interest.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the date first written above.

THE COMPANY:                 BIOJECT INC.


                             By:  /S/ James C. O'Shea

                             Its:  Chairman


SECURED PARTY:                    SCHERING AKTIENGESELLSCHAFT


                             By:  [Confidential Portion Omitted]

                             Its: [Confidential Portion Omitted]